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                                                                      EXHIBIT 23
[KPMG LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lance, Inc.


We consent to incorporation by reference in Registration Statements No. 2-77150, No. 2-88540, No. 33-41866, No. 33-58839 and No. 333-25539 of Lance, Inc. on Form
S-8 of our report dated February 16, 1999 relating to the consolidated balance sheets of Lance, Inc. and subsidiaries as of December 26, 1998 and December 27, 1997, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the fiscal years in the three-year period ended December 26, 1998, which report is incorporated by reference in the December 26, 1998 annual report on Form 10-K of Lance, Inc.



                                                     /s/ KPMG LLP



Charlotte, North Carolina
March 25, 1999